                                                                     Exhibit 1.2

                              Pricing Agreement for
                             Publicly Offered Notes

                                                                    June 3, 2004

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629

J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10017

As Representatives of the several
Underwriters named in Schedule I hereto

Ladies and Gentlemen:

          SLM Funding LLC, a Delaware limited liability company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States of America ("SLMA"), subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 3, 2004 (the "Underwriting Agreement"), between the Company and SLMA, on the one hand, and Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., as Representatives of the Underwriters named therein, on the other hand, and to the Company being formed (the "Trust") pursuant to a trust agreement, dated as of May 24, 2004, between the Company and Chase Manhattan Bank USA, National Association, as eligible lender trustee (the "Eligible Lender Trustee"), which trust agreement will be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below), propose to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of June 1, 2004, among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as indenture trustee (the "Indenture Trustee").

          Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

          During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including Time of Delivery, the Company agrees, and SLMA agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

          Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and SLMA. It is understood that your acceptance of this letter is or will be pursuant to

                                      -2-

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the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and SLMA for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                        Very truly yours,

                                        SLM Funding LLC


                                        By: /s/ MARK L. HELEEN
                                            ------------------------------------
                                            Name: Mark L. Heleen
                                            Title: Vice President


                                        Student Loan Marketing Association


                                        By: /s/ MICHAEL E. SHEEHAN
                                            ------------------------------------
                                            Name: Michael E. Sheehan
                                            Title: Vice President

Accepted as of the date hereof:

Credit Suisse First Boston LLC


By: /s/ JONATHAN CLARK
    ---------------------------------
    Name: Jonathan Clark
    Title: Director


J.P. Morgan Securities Inc.


By: /s/ RICHARD J. PEREZ
    ---------------------------------
    Name: Richard J. Perez
    Title: Vice President

    as Representatives of the Underwriters

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                                   SCHEDULE I

                 Amount of Designated Securities to be Purchased

          Underwriter              Class A-1      Class A-2      Class A-3      Class A-4      Class B
------------------------------   ------------   ------------   ------------   ------------   -----------
Credit Suisse First Boston LLC   $ 71,000,000   $111,750,000   $ 82,750,000   $146,502,500   $22,762,750

J.P. Morgan Securities Inc.      $ 71,000,000   $111,750,000   $ 82,750,000   $146,502,500   $22,762,750

Banc of America Securities LLC   $ 71,000,000   $111,750,000   $ 82,750,000   $146,502,500   $22,762,750

Citigroup Global Markets Inc.    $ 71,000,000   $111,750,000   $ 82,750,000   $146,502,500   $22,762,750
                                 ------------   ------------   ------------   ------------   -----------

Total                            $284,000,000   $447,000,000   $331,000,000   $586,010,000   $91,051,000
                                 ============   ============   ============   ============   ===========

                                  SCHEDULE I -1

                                   SCHEDULE II

Title of each Class of Designated Securities:

     Floating Rate Class A-1 Student Loan-Backed Notes
        (for purposes of this Schedule II, "Class A-1")
     Floating Rate Class A-2 Student Loan-Backed Notes
        (for purposes of this Schedule II, "Class A-2")
     Floating Rate Class A-3 Student Loan-Backed Notes
        (for purposes of this Schedule II, "Class A-3")
     Floating Rate Class A-4 Student Loan-Backed Notes
        (for purposes of this Schedule II, "Class A-4")
     Floating Rate Class B Student Loan-Backed Notes
       (for purposes of this Schedule II, "Class B")

Aggregate principal amount of each Class:

     Class A-1: $284,000,000
     Class A-2: $447,000,000
     Class A-3: $331,000,000
     Class A-4: $586,010,000
     Class B:   $ 91,051,000

Price to Public of each Class:

     Class A-1: 100.0%
     Class A-2: 100.0%
     Class A-3: 100.0%
     Class A-4: 100.0%
     Class B:   100.0%

Purchase Price by Underwriters of each Class:

     Class A-1: 99.875%
     Class A-2: 99.820%
     Class A-3: 99.800%
     Class A-4: 99.780%
     Class B:   99.650%

                                 SCHEDULE II -1

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Specified funds for payment of purchase price: Same Day Funds

Indenture: Indenture, dated as of June 1, 2004, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2004-5, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

Maturity:

     Class A-1: January 2010 Distribution Date
     Class A-2: April 2014 Distribution Date
     Class A-3: October 2016 Distribution Date
     Class A-4: January 2021 Distribution Date
     Class B:   October 2039 Distribution Date

Interest Rate:

     Class A-1: interpolated 4/5 month LIBOR * plus 0.00%
     Class A-2: interpolated 4/5 month LIBOR * plus 0.03%
     Class A-3: interpolated 4/5 month LIBOR * plus 0.09%
     Class A-4: interpolated 4/5 month LIBOR * plus 0.15%
     Class B:   interpolated 4/5 month LIBOR * plus 0.48%

----------
* As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities: Book-Entry (DTC, Clearstream, Luxembourg and/or
                               Euroclear)

Time of Delivery:              June 10, 2004

Closing location for delivery of Designated Securities:
     Student Loan Marketing Association
     11600 Sallie Mae Drive
     Reston, VA  20193

                                 SCHEDULE II -2

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Names and addresses of Representatives:

     Credit Suisse First Boston LLC
     Eleven Madison Avenue
     New York, New York  10010-3629
     Facsimile: (212) 325-9808
     Attention: Jonathan Clark

     and

     J.P. Morgan Securities Inc.
     270 Park Avenue, 10th Floor
     New York, New York 10017
     Facsimile: (212) 834-6671
     Attention: Andrew Dym

                                 SCHEDULE II -3

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Modifications to Underwriting Agreement (solely for purposes of this Pricing
Agreement):

     1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

In addition, the Trust will enter into an interest rate cap agreement (the "Interest Rate Cap Agreement") with JPMorgan Chase Bank (acting through its New York branch) (the "Cap Counterparty"), an initial currency swap agreement for the Class A-5 Notes (the "Class A-5 Currency Swap Agreement") with JPMorgan Chase Bank (acting through its London branch) (the "Class A-5 Currency Swap Counterparty") and an initial currency swap agreement for the class A-6 Notes (the "Class A-6 Currency Swap Agreement" and, together with the Interest Rate Cap Agreement and the Class A-5 Currency Swap Agreement, the "Swap Agreements") with Swiss Re Financial Products Corporation (the "Class A-6 Currency Swap Counterparty" and, together with the Class A-5 Currency Swap Counterparty and the Cap Counterparty, the "Swap Counterparties").

     2. The following paragraph is hereby added to Section 7 of the Underwriting
Agreement:

          (n) Swap Agreements shall have been entered into by the Trust and the Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder to them at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder to them at or before the Time of Delivery.

     3. Section 7(l) of the Underwriting Agreement is hereby modified as follows:

          At the Time of Delivery, the aggregate principal amount of the Underwriters' Securities as specified in the related Pricing Agreement for the Designated Securities shall have been sold by the Company to the Underwriters, and the aggregate amount of the related Certificates, if any, as specified in the related underwriting agreement for such Certificates shall have been sold by the Company to the underwriters specified in such underwriting agreement, and at the Time of Delivery for the Reset Rate Notes, as defined in the Note Purchase Agreement, dated the date hereof, among Credit Suisse First Boston (Europe) Limited, J.P. Morgan Securities Ltd., ABN AMRO Bank N.V., Banc of America Securities Limited, Citigroup Global Markets Limited and Fortis Bank NV, as initial purchasers (the "Initial Purchasers"), the Company and SLMA, the aggregate principal amount of the Reset Rate Notes as specified in

                                 SCHEDULE II -4

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Schedule I to such purchase agreement shall have been sold by the Company to the
Initial Purchasers.

                                 SCHEDULE II -5